Exhibit 4.2

EXECUTION VERSION

JPMORGAN CHASE & CO.

AND

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of January 13, 2017

to

SUBORDINATED INDENTURE

Dated as of March 14, 2014

FIRST SUPPLEMENTAL INDENTURE, dated as of January 13, 2017 (herein called this “First Supplemental Indenture”), between JPMORGAN CHASE & CO., a Delaware corporation (herein called the “Company”), and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, as trustee (herein called the “Trustee,” which term shall include any successor trustee appointed pursuant to Article Six of the Indenture hereafter referred to).

RECITALS OF THE COMPANY

The Company and the Trustee have heretofore executed and delivered a certain Subordinated Indenture, dated as of March 14, 2014 (the “Indenture”; capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture), providing for the issuance from time to time of Securities;

Section 901(5) of the Indenture provides that, without the consent of the holders of any Securities, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee, to add to, change or eliminate any of the provisions of the Indenture in respect of all or any Securities of any series, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security issued prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of any Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding;

The Company desires and has requested that the Trustee join in the execution of this First Supplemental Indenture for the purpose of amending certain provisions of the Indenture as hereinafter set forth;

The execution and delivery of this First Supplemental Indenture has been authorized by a Board Resolution of the Company; and

All conditions precedent and requirements necessary to make this First Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and intending to be legally bound hereby, it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of Securities of the applicable series referred to below, as follows:

ARTICLE ONE

REPRESENTATIONS OF THE COMPANY

The Company represents and warrants to the Trustee as follows:

SECTION 1.1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the execution, delivery and performance by the Company of this First Supplemental Indenture have been authorized and approved by all necessary corporate action on the part of the Company.

ARTICLE TWO

SCOPE OF THIS FIRST SUPPLEMENTAL INDENTURE

SECTION 2.1. The changes, modifications and supplements to the Indenture effected by this First Supplemental Indenture effected in Article Three hereof shall only be applicable with respect to, and govern the terms of, any series of Securities created on or after the date hereof, and shall not apply to any series of Securities which has been issued under the Indenture prior to such date (“Pre-Amendment Securities”). For the avoidance of doubt, this First Supplemental Indenture shall not apply to any additional Securities issued after the date of this First Supplemental Indenture that form part of a series created and the initial issuance of which occurred prior to the date of this First Supplemental Indenture, all of which Securities referred to in this sentence shall constitute Pre-Amendment Securities.

ARTICLE THREE

AMENDMENT

SECTION 3.1. Section 101 is hereby amended as follows:

3.1.1 The following definition is added immediately following the definition of “corporation”:

“Covenant Breach,” wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Covenant Breach and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), except as may be otherwise provided pursuant to Section 301 for Securities of any series:

(1) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Covenant Breach” hereunder; or

(2) any other Covenant Breach provided with respect to the Securities of that series.

A Covenant Breach shall not be an Event of Default with respect to any Security, except to the extent otherwise specifically provided pursuant to Section 301 with respect to such Security.

3.1.2 The definition of “default” is hereby deleted.

3.1.3 The following definition is added immediately following the definition of “Maturity”:

“Notice of Covenant Breach” has the meaning specified in the definition of “Covenant Breach” in this Section 101.

SECTION 3.2. The following new Clause (e) is added to the end of Section 104:

(e) The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of any Notice of Covenant Breach with respect to Securities of such series.

SECTION 3.3. Section 203 is hereby amended as follows:

3.3.1 The tenth paragraph of Section 203 is hereby amended and restated in its entirety to read as follows:

[If applicable, insert — The Indenture contains provisions for defeasance at any time of [(a)] [the entire indebtedness of this Security] [and (b)] certain restrictive covenants, Covenant Breaches and Events of Default,] with respect to this Security, [in each case] upon compliance with certain conditions set forth therein, which provisions apply to this Security.]

3.3.2 The following sentence is added to the end of the thirteenth paragraph of Section 203:

For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, a Covenant Breach or Event of Default in respect of such Securities.

3.3.3 The following paragraph is added immediately following the thirteenth paragraph of Section 203:

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or the Securities of this series, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Covenant Breach or Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Covenant Breach or Event of Default, as Trustee, and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal (or premium, if any) hereof or interest hereon on or after the respective due dates expressed herein.

SECTION 3.4. Clause (15) of Section 301 is hereby amended and restated in its entirety to read as follows:

(15) any addition to, deletion from or other change in the covenants set forth in Article Eight or Article Ten or in the definition of “Covenant Breach” set forth in Section 101, which applies to Securities of the series;

SECTION 3.5. Clause (iii) of the eighth paragraph of Section 305 is hereby amended and restated in its entirety to read as follows:

(iii) there shall have occurred and be continuing a Covenant Breach or Event of Default, or an event which, with the giving of notice or lapse of time or both, would constitute a Covenant Breach or Event of Default with respect to the Securities.

SECTION 3.1. The following paragraph is hereby added to the end of Section 502:

For the avoidance of doubt, except to the extent otherwise specifically provided pursuant to Section 301 with respect to a particular series of Security, neither the Trustee nor any Holders shall be entitled to accelerate the Maturity of any Security, nor shall the Maturity of any Security be otherwise accelerated, as a result of a Covenant Breach.

SECTION 3.2. Section 503 is hereby amended and restated in its entirety to read as follows:

The Company covenants that if:

(1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days,

(2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof and such default continues for a period of 30 days, or

(3) [reserved];

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest and, to the extent that the payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If a Covenant Breach or Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 3.3. Section 507 is hereby amended and restated in its entirety to read as follows:

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or any Security of such series, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) such Holder has previously given written notice to the Trustee of a continuing Covenant Breach, Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute a Covenant Breach or Event of Default with respect to the Securities of that series;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Covenant Breach or Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 3.4. The first sentence of Section 511 is hereby amended and restated in its entirety to read as follows:

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Covenant Breach or Event of Default shall impair any such right or remedy or constitute a waiver of any such Covenant Breach or Event of Default or an acquiescence therein.

SECTION 3.5. The third paragraph of Section 513 is hereby amended and restated in its entirety to read as follows:

Upon any such waiver, such default shall cease to exist, and any Covenant Breach or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 3.6. Section 601(a) is amended to insert the phrase “a Covenant Breach or” immediately following the phrase “Except during the continuance of” and Section 601(b) is amended to insert the phrase “a Covenant Default or” immediately following the phrase “In case.”

SECTION 3.7. Section 602 is hereby amended and restated in its entirety to read as follows:

With respect to Securities of any series, the Trustee shall give the Holders of Securities of such series notice of all defaults known to the Trustee within 90 days after the occurrence thereof, as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Clause (1) under the definition of “Covenant Breach” in Section 101 with respect to Securities of such series, no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, a Covenant Breach or Event of Default with respect to Securities of such series.

SECTION 3.8. The following sentence is hereby added to the end of Section 608:

For the purpose of determining whether a conflicting interest exists within the meaning of the Trust Indenture Act, “default” means any event which is, or after notice or lapse of time or both would become, a Covenant Breach or Event of Default.

SECTION 3.9. Section 801 is hereby amended by adding the phrase “(other than any such conveyance, transfer or lease to one or more of its Subsidiaries)” immediately following the phrase “convey, transfer or lease all or substantially all of its properties and assets to any other Person.”

SECTION 3.10. Section 1005 is hereby amended and restated in its entirety to read as follows:

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company commencing with the fiscal year ending December 31, 2016, or, if later, December 31 of the first year during which Securities are Outstanding under this Indenture, a written statement, which need not comply with Section 102, signed by an Officer of the Company stating that

(1) a review of the activities of the Company during such year and of performance under this Indenture has been made under his supervision, and

(2) to the best of his knowledge, based on such review, (a) the Company has fulfilled all its obligations under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to him and the nature and status thereof, and (b) no event has occurred and is continuing which is, or after notice or lapse of time or both would become, a Covenant Breach or Event of Default, or, if such an event has occurred and is continuing, specifying each such event known to him and the nature and status thereof.

For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, a Covenant Breach or Event of Default.

SECTION 3.11. The last sentence in Section 1302 is hereby amended and restated in its entirety to read as follows:

Following a defeasance, payment of the Securities of such series may not be accelerated because of an Event of Default (or, for the avoidance of doubt, because of a Covenant Breach).

SECTION 3.12. Section 1303 is hereby amended and restated in its entirety to read as follows:

Upon the Company’s exercise of the above option applicable to this Section, the Company shall be released from its obligations under Section 1004 (and any other Sections applicable to such Securities that are determined pursuant to Section 301 to be subject to this provision) on or after the date the conditions precedent set forth below are satisfied but subject to satisfaction of the conditions subsequent set forth below (hereinafter, “covenant defeasance”). For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities of such series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby. Following a defeasance, payment of the Securities of such series may not be accelerated because of an Event of Default specified by reference to such Sections as are specified above in this Section 1303 (or, for the avoidance of doubt, because of a Covenant Breach).

SECTION 3.13. Section 1304 is hereby amended as follows:

3.13.1 Clause (2) of Section 1304 is hereby amended and restated in its entirety to read as follows:

(2) No Covenant Breach or Event of Default, or event which with notice or lapse of time or both would become a Covenant Breach or Event of Default with respect to the Securities of such series shall have occurred and be continuing (A) on the date of such deposit or (B) insofar as Sections 501(1) and 501(2) are concerned, at any time during the period ending on the 90th day after the date of such deposit (it being understood that the condition in this Clause (B) is a condition subsequent and shall not be deemed satisfied until the expiration of such 90 day period).

3.13.2 Clause (4) of Section 1304 is hereby amended and restated in its entirety to read as follows:

(4) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

SECTION 3.14. The first sentence in Section 1412 is hereby amended and restated in its entirety to read as follows:

The failure to make a payment pursuant to the Securities by reason of any provision in this Article shall not be construed as preventing the occurrence of a default, Covenant Breach or an Event of Default.

SECTION 3.15. Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all the terms thereof shall remain in full force and effect and the Indenture, as so amended, shall be read, taken and construed as one and the same instrument.

ARTICLE FOUR

MISCELLANEOUS

SECTION 4.1. The Trustee accepts the modification of the Indenture effected by this First Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company. The Trustee makes no representation and shall have no responsibility as to the validity and sufficiency of this First Supplemental Indenture.

SECTION 4.2. If and to the extent that any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision included in this First Supplemental Indenture or in the Indenture that is required to be included in this First Supplemental Indenture or the Indenture by any of the provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

SECTION 4.3. Nothing in this First Supplemental Indenture is intended to or shall provide any rights to any parties other than those expressly contemplated by this First Supplemental Indenture.

SECTION 4.4. This First Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State.

SECTION 4.5. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested all as of the day and year first above written.

JPMORGAN CHASE & CO.

By	/s/ Irene Apotovsky
Name:	Irene Apotovsky
Title:	Managing Director

Attest:

/s/ Stephen B. Grant
Assistant Corporate Secretary

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By	/s/ Beverly A. Freeney
Name:	Beverly A. Freeney
Title:	Vice President

Attest:

/s/ Jean Clarke
Jean Clarke
Vice President